UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2007

ActivIdentity Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50223	450485038
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (510) 574-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonus Payments

On November 20, 2007, the Compensation Committee of the Board of Directors (the “Committee”) approved the payment of cash bonuses to ActivIdentity Corp.’s (the “Company”) executive officers.  The bonuses were based on individual and overall Company performance in fiscal 2007 and were approved in the following respective amounts:

Name	Position	Bonus Amount
Thomas Jahn	Chief Executive Officer (former Chief Operating Officer)	$62,500
Yves Audebert	President and Chief Strategy Officer	$71,250
Mark Lustig	Chief Financial Officer	$62,500
Jason Hart	Former Chief Executive Officer	$116,000

Annual Equity Awards

Also on November 20, 2007 (the “Grant Date”), the Committee approved the grant of (i) restricted stock units (“RSUs”) to the Company’s non-employee directors, which awards vest in equal monthly installments over a one year period from the Grant Date, and (ii) stock options to the Company’s executive officers, which awards vest over four years, with one quarter vesting on the first anniversary of the Grant Date and the remainder of the awards vesting ratably over the next 36 months.  The options granted to the Company’s executive officers have a seven-year term and have an exercise price of $4.12 per share, which is equal to the closing stock price on the Grant Date, as reported on the NASDAQ Global Market.

RSU Grants to Non-Employee Directors

Name	Board Position	No. Shares Underlying Grant
Richard Kashnow	Chairman of the Board	15,000
James Frankola	Chairman of Audit Committee	10,000
Richard White	Chairman Compensation Committee	10,000
James Ousley	Chairman Nominating and Corporate Governance Committee	10,000
Jason Hart	Director	5,000

Option Grants to Officers

Name	Position	No. Shares Underlying Grant
Thomas Jahn	Chief Executive Officer	200,000
Yves Audebert	President and Chief Strategy Officer	100,000
Mark Lustig	Chief Financial Officer	100,000

*              *              *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivIdentity Corp.
(registrant)

Date: November 27, 2007	By:	/s/ Mark Lustig
Mark Lustig
Chief Financial Officer